Exhibit 20.1

Goal Capital Funding Trust

For the Monthly Servicing Payment Date – November 25, 2005

Current Servicing Period – October 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 11/25/05

Current Servicing Period - October 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)
Collection period payment activity
Principal Payments			$3,770,928
Principal Claim Payments			45,379
Interest Payments			1,049,325
Interest Claim Payments			1,863
Fees			—
Repurchased principal and interest			—

Subtotal			4,867,495
Prior period undistributed collections			—
Prior period collections deposited by the Servicer in the current period			—
Current period collections deposited by the Servicer in the subsequent period			(1,305,180)

Total cash remitted by the Servicers during the current collection period			3,562,315

Other Deposits
Amounts transferred from the acquisition account			—
Amounts transferred from the administration account			—
Amounts transferred from the borrower benefits account			—
Amounts transferred from the reserve account			—
Special allowance payments received			—
Subsidy payments received			—
Interest earnings on trust accounts			3,530

Total cash deposits			3,565,845

Cash Distributions
U.S. Department of Education			—
Servicing Fees			—
Quarterly Distributions			—

Account Balance at the end of the Collection Period			$3,565,845

Monthly Payments Due & Payable
to the U.S. Department of Education			$782,444
to the Servicers			65,713

Total Monthly Distributions			$848,157

Available Balance after Monthly Payments Made			$2,717,688

	Quarterly Distributions N/A	Quarterly Distributions N/A	Quarterly Distributions N/A
First, to the Servicers, Trustee, and Delaware Trustee
Second, to the Issuer Administrator for Administration Fee
Third, to the Class A Noteholders for Interest
Fourth, to the Class B Noteholders for Interest
Fifth, to the Class A Noteholders for Principal
Sixth, to the Class B Noteholders for Principal
Seventh, to the Reserve Account to Achieve Defined Requirement
Eighth, to the Noteholders for Accelerated Payment of Principal
Ninth, to the Class C Noteholders for Distribution if Applicable
Tenth, to the Issuer

Total Quarterly Distributions			$—

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 11/25/05

Current Servicing Period - October 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$308,000,000	$308,000,000	$—	$—	$308,000,000	1.0000
A-2	101,799,000	101,799,000	—	—	101,799,000	1.0000
A-3	247,046,000	247,046,000	—	—	247,046,000	1.0000
A-4	303,155,000	303,155,000	—	—	303,155,000	1.0000

Subtotal	960,000,000	960,000,000	—	—	960,000,000	1.0000
Subordinate FRN:
B-1	40,000,000	40,000,000	—	—	40,000,000	1.0000

Subtotal	40,000,000	40,000,000	—	—	40,000,000	1.0000

Total	$1,000,000,000	$1,000,000,000	$—	$—	$1,000,000,000	1.0000

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	10/13/05 Closing	Change	Current Month (M)
Beginning Balance				$—	$806,571,651	$806,571,651
Loans Purchased				806,571,651	(720,057,496)	86,514,155
Loans Repurchased				—	—	—
Loans Sold				—	—	—
Loans Repaid				—	(3,770,928)	(3,770,928)
Claims Paid				—	(45,379)	(45,379)
Capitalized Interest				—	206,882	206,882
Servicer Adjustments				—	4,367	4,367

Ending Balance				$806,571,651	$82,909,097	$889,480,748

Accrued Interest				3,844,412	896,506	4,740,918
SAP Receivable				—	1,032,960	1,032,960
Servicer Payments Due				—	1,305,180	1,305,180
Trust Cash Accounts				170,495,942	(85,010,399)	85,485,543

Total Assets				$980,912,005	$1,133,345	$982,045,350

Senior Notes				$960,000,000	—	$960,000,000
Subordinate Notes				40,000,000	—	40,000,000
Accrued Expenses				1,336,200	(41,170)	1,295,030

Total Liabilities				$1,001,336,200	$(41,170)	$1,001,295,030

Selected Statistics:
Asset Coverage (a)				97.96%	0.12%	98.08%
Asset Coverage (aaa)				102.04%	0.12%	102.16%
Subordinate %				4.00%	0.00%	4.00%
WA Coupon				4.57%	0.04%	4.61%
Average Balance				$39,301	(148)	$39,153
WA Rem. Mo.				291.6	(0.3)	291.3
Number of Loans				20,523	2,195	22,718

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	10/13/05 Closing	Change	Current Month (M)
Restricted Cash:
Reserve acct.				$2,442,832	$4,877	$2,447,710
Prefunding acct.				85,216,910	(85,038,417)	178,493
Collection acct.				—	3,565,815	3,565,815
Add-on Consol acct.				50,000,000	(3,564,395)	46,435,605
Capitalized Int. acct.				31,500,000	62,890	31,562,890

Subtotal				169,159,742	(84,969,229)	84,190,513

Accrued Expenses:
Admin. acct.				1,336,200	$(41,170)	1,295,030

Subtotal				1,336,200	(41,170)	1,295,030

Total				$170,495,942	$(85,010,399)	$85,485,543

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	10/13/05 Closing	Change	Current Month (M)
Beginning Balance				$—	$—	$—
Filed During Period				—	45,379	45,379
Paid During Period				—	(45,379)	(45,379)
Administrative Rejects				—	—	—
Net Rejects				—	—	—

Total				$—	$—	$—

Loans by School Type (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
4-Year	0.00%	$—	0.00%	—	0.00%	$—
2-Year	0.00%	—	0.00%	—	0.00%	—
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	0.00%	—	0.00%	—	0.00%	—
Other/Unknown	4.61%	889,480,748	100.00%	22,718	100.00%	39,153

Total	4.61%	$889,480,748	100.00%	22,718	100.00%	$39,153

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 11/25/05

Current Servicing Period - October 2005

Loans by Status ($)	Prior Month (M-2)	Distribution	10/13/05 Closing	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30			$578,801,942	71.76%	$658,208,508	74.00%
31-60			20,668,775	2.56%	20,765,706	2.33%
61-90			9,282,221	1.15%	9,286,080	1.04%
91-120			4,757,193	0.59%	4,757,133	0.53%
121-150			3,509,030	0.44%	3,514,362	0.40%
151-180			3,726,047	0.46%	3,725,917	0.42%
181-210			880,916	0.11%	880,916	0.10%
211-240			—	0.00%	—	0.00%
241-270			—	0.00%	—	0.00%
270+			—	0.00%	—	0.00%

Total repayment			$621,626,123	77.07%	$701,138,621	78.83%
In School			—	0.00%	—	0.00%
Grace			—	0.00%	—	0.00%
Deferment			108,974,018	13.51%	109,833,264	12.35%
Forbearance			75,971,511	9.42%	78,508,863	8.83%
Claims in Process			—	0.00%	—	0.00%
Administrative Rejects			—	0.00%	—	0.00%
Net Rejects			—	0.00%	—	0.00%

Total			$806,571,651	100.00%	$889,480,748	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	10/13/05 Closing	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30			15,408	75.08%	17,528	77.15%
31-60			581	2.83%	581	2.56%
61-90			230	1.12%	230	1.01%
91-120			121	0.59%	121	0.53%
121-150			92	0.45%	92	0.40%
151-180			95	0.46%	95	0.42%
181-210			23	0.11%	23	0.10%
211-240			—	0.00%	—	0.00%
241-270			—	0.00%	—	0.00%
270+			—	0.00%	—	0.00%

Total repayment			16,550	80.64%	18,670	82.18%
In School			—	0.00%	—	0.00%
Grace			—	0.00%	—	0.00%
Deferment			2,257	11.00%	2,276	10.02%
Forbearance			1,716	8.36%	1,772	7.80%
Claims in Process			—	0.00%	—	0.00%
Administrative Rejects			—	0.00%	—	0.00%
Net Rejects			—	0.00%	—	0.00%

Total			20,523	100.00%	22,718	100.00%

Loans by Guarantor (current month)	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
ASA	4.82%	$30,381,299	3.42%	580	2.55%	52,382
Great Lakes	4.60%	859,099,449	96.58%	22,138	97.45%	38,807

Total	4.61%	$889,480,748	100.00%	22,718	100.00%	$39,153

Loans by Servicer (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
ACS	4.82%	$30,381,299	3.42%	580	2.55%	100.00%
Great Lakes	4.60%	859,099,449	96.58%	22,138	97.45%	100.00%

Total	4.61%	$889,480,748	100.00%	22,718	100.00%	100.00%

Loans by Program (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
Subsidized Stafford	0.00%	$—	0.00%	—	0.00%	$—
Unsubsidized Stafford	0.00%	—	0.00%	—	0.00%	—
PLUS	0.00%	—	0.00%	—	0.00%	—
Consolidation	4.61%	889,480,748	100.00%	22,718	100.00%	39,153
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.61%	$889,480,748	100.00%	22,718	100.00%	$39,153

Loans by APR (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
<4%	3.22%	397,181,878	44.65%	11,123	48.96%	$35,708
4-5%	4.32%	206,000,276	23.16%	5,134	22.60%	40,125
5-6%	5.38%	88,272,531	9.92%	2,212	9.74%	39,906
6-7%	6.40%	71,377,770	8.02%	1,512	6.66%	47,208
7-8%	7.46%	50,132,820	5.64%	1,004	4.42%	49,933
8+%	8.18%	76,515,473	8.60%	1,733	7.63%	44,152

Total	4.61%	$889,480,748	100.00%	22,718	100.00%	$39,153

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
		(current month)				(prior month)
0-60	44,472	0.00%	2	0.01%	$22,236	$—
61-120	2,005,990	0.23%	196	0.86%	10,235	—
121-180	30,858,484	3.47%	1,923	8.46%	16,047	—
181-240	308,044,842	34.63%	11,422	50.28%	26,969	—
241-300	205,875,402	23.15%	5,057	22.26%	40,711	—
301-360	262,811,837	29.55%	3,299	14.52%	79,664	—
361+	79,839,721	8.98%	819	3.61%	97,484	—

Total	$889,480,748	100.00%	22,718	100.00%	$39,153	$39,301

Goal Capital Funding Trust

For the Monthly Servicing Payment Date - 11/25/05

Current Servicing Period - October 2005

Note Interest Rates	7/25/05	8/25/05	9/26/05	10/25/05	11/25/05	9/26/05 Note Balance
Senior FRN:
A-1					4.24%	308,000,000
A-2					4.35%	101,799,000
A-3					4.39%	247,046,000
A-4					4.42%	303,155,000

Subtotal						960,000,000
Subordinate FRN:
B-1					4.75%	40,000,000

Subtotal						40,000,000

Total						$1,000,000,000

Admin Acct. Accrual	7/25/05	8/25/05	9/26/05	10/25/05	Change	11/25/05
Servicing Fees						$65,713
Administration Fees						—

Total						$65,713

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Add-on Consol acct.						$95,893
Prefunding acct.						133,836

Total						$229,728